151 Farmington Avenue
                                                Hartford, CT 06156

                                                Susan E. Bryant
                                                Counsel
                                                Law Division, RC4A
March 4, 1997                                   Investments & Financial Services
                                                (860) 273-7834
                                                Fax:  (860) 273-0356

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.

Re:    Aetna Insurance Company of America
       Registration Statement on Form S-1
       AICA Guaranteed Account

Dear Sirs:

As Counsel of Aetna Insurance Company of America (the "Company"), I have represented the Company in connection with the registration on Form S-1 of investments in the AICA Guaranteed Account (the "Guaranteed Account") under the Securities Act of 1933.

In connection with such representation, I have reviewed the Registration Statement on Form S-1 for the Guaranteed Account including the prospectus and relevant proceedings of the Board of Directors.

Based upon this review, and assuming the securities represented by the Guaranteed Account are issued in accordance with the provisions of the prospectus, I am of the opinion that the securities will, when sold, be legally issued, fully paid and non-assessable.

I further consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/Susan E. Bryant

Susan E. Bryant
Counsel